Exhibit 99.1

FOR IMMEDIATE RELEASE

ELANDIA ELECTS DAVID L. LEVINE

CHAIRMAN OF THE BOARD

Top Industry Executive to Guide International Development

In Emerging Wireless Telecommunications and Information Solutions Markets

FORT LAUDERDALE, FL – (Sept. 18, 2006) – Elandia, Inc., a diversified information technology and communications provider throughout the South Pacific Island region, today announced that David L. Levine has been elected Chairman of the Board of Directors.

Mr. Levine brings to Elandia more than 30 years of experience in strategic planning, management, technology and new development opportunities. He will bring new vision and focus to expanding Elandia’s operations beyond the South Pacific region and grow and develop the company’s information technology and wireless telecommunications internationally.

“We are delighted that David has been elected Chairman,” said Harry Hobbs, CEO of Elandia. “We are confident that his management skills and established reputation in new developments within the international business community will enhance Elandia’s position as a leading provider of information technology and communications networks not only in the South Pacific but worldwide.”

Prior to joining Elandia, Mr. Levine has served as CEO and top executive for a number of publicly traded corporations, which include ResortQuest International, a New York Stock Exchange company until it was acquired by Gaylord Entertainment Company, and Equity Inns, Inc. (NYSE listed ENN). He also currently serves on the Board of Directors of both corporate and charitable organizations.

“Elandia represents the next great growth opportunity in information solutions and wireless telecommunications,” said David L. Levine. “I look forward to broadening Elandia internationally as well as strengthening its foothold in the South Pacific, all with the goal of building a company that performs over the long term and creates shareholder wealth.”

About Elandia, Inc.

Elandia is a wireless telecommunications and information solutions and services provider offering a wide range of technology products, Internet access services, professional services and other solutions to several islands in the South Pacific. Elandia’s strategy is to be a one-stop source for world class technology solutions throughout regions served and to export capabilities to other international markets where Elandia can offer products and services needed by developing markets. Founded in 2003, Elandia currently has operations in American Samoa, Australia, Fiji, New Zealand, Papua New Guinea, Samoa, The Cook Islands, The Solomon Islands, Tonga, Vanuatu, and is headquartered in Ft. Lauderdale, FL.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, an associated reduction in costs, continued and increased demand for our products and services, general economic conditions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in Elandia’s periodic filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

For further information please contact David Levine at (954) 728-9090.